Exhibit 8.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	Place of Incorporation
Dragon Jade Holdings Limited	BVI
Stargaze Wealth Limited	BVI
Newa Medical Aesthetics Limited	Hong Kong
Peng Oi Investment (Hong Kong) Holdings Limited	Hong Kong
Shengli Aesthetic Technology Investment (Hong Kong) Company Limited	Hong Kong
Beijing Aomei Yixin Investment Co., Ltd	PRC
Beijing Haiyue Xingguang Aesthetic Medical Clinic Co., Ltd.	PRC
Changsha Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Chengdu Pengai Yueji Aesthetic Medical Clinic Co., Ltd.	PRC
Chongqing Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Deqing Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Haikou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Hangzhou Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Huizhou Pengai Aesthetic Medical Hospital Co., Ltd.	PRC
Jinan Pengai Cosmetic Surgery Hospital Co., Ltd.	PRC
Jiangsu Liangyan Hospital Management Co., Ltd.	PRC
Yunnan Liangyan Aesthetic Medical Co., Ltd.	PRC
Kunming Liangyan Hospital Management Co., Ltd	PRC
Puer Pengai Liangyan Hospital Management Co., Ltd.	PRC
Meiwosi Interact Culture Broadcast Co., Ltd.	PRC
Nanchang Pengai Xiuqi Aesthetic Medical Hospital Co., Ltd.	PRC
Ningbo Beilun Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Ningbo Fenghua Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Ninghai Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Jinhua City Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Peng Yida Business Consulting (Shenzhen) Co., Ltd.	PRC
Shanghai Jiahong Aesthetic Medical Clinic Co., Ltd.	PRC
Shanghai Pengai Aesthetic Medical Clinic Co., Ltd.	PRC
Shanghai Pengai Medical Technology Co., Ltd.	PRC
Shanghai Qiyue Mendical Technology Co., Ltd.	PRC
Shenzhen City Pengai Beauty Promise Cosmetic Co., Ltd.	PRC
Shenzhen Pengai Aesthetic Medical Hospital	PRC
Shenzhen Pengai Culture Broadcast Co., Ltd.	PRC
Shenzhen Pengai Hospital Investment Management Co., Ltd.	PRC
Shenzhen Pengai Xiuqi Aesthetic Medical Hospital	PRC
Shenzhen Pengai Yueji Aesthetic Medical Hospital	PRC
Shenzhen Pengai Yuexin Aesthetic Medical Hospital	PRC
Shenzhen Pengcheng Hospital	PRC
Shenzhen Yueji Aesthetic Clinic Co., Ltd.	PRC
Xi’an New Pengai Yueji Aesthetic Medical Clinic Co., Ltd.	PRC
Yantai Pengai Jiayan Cosmetic Surgery Hospital Co., Ltd.	PRC
Aesthetic Medical International Holdings (Singapore) Pte. Ltd.	Singapore
Mendis Singapore Pte. Ltd.	Singapore
Aih Investment Management Corp.	U.S.A.